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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form N-4 (Registration No. 333-59717) of our report dated February 11, 2000 relating to the financial statements of MONY America Variable Account A-MONY Custom Master which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP


New York, New York
February 28, 2000